Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Announce Fourth Quarter and Full Year 2015 Earnings on February 11, 2016

Stamford, CT. January 28, 2016 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its fourth quarter and full year financial results for the period ended December 31, 2015 on February 11, 2016 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Thursday, February 11, 2016 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 438-5525 (from within the U.S. and Canada) or (719) 325-2464 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “1343968”.

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, March 12, 2016 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1343968”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2015, Aircastle’s aircraft portfolio consisted of 160 aircraft on lease with 51 customers located in 32 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited